SLM Private Credit Student Loan Trust 2005-A Quarterly Servicing Report
Report Date: 11/30/2005 Reporting Period: 9/1/05-11/30/05

I. Deal Parameters

A	Student Loan Portfolio Characteristics				08/31/2005	Activity	11/30/2005
	i	Portfolio Balance			1,440,256,514.45	$4,959,942.99	$1,445,216,457.44
	ii	Interest to be Capitalized			79,438,105.23		82,844,720.34

	iii	Total Pool			$1,519,694,619.68		$1,528,061,177.78
	iv	Cash Capitalization Account (Cii)			154,000,000.00		154,000,000.00

	v	Asset Balance			$1,673,694,619.68		$1,682,061,177.78

	i	Weighted Average Coupon (WAC)			7.944%		8.454%
	ii	Weighted Average Remaining Term			194.65		193.59
	iii	Number of Loans			160,401		158,897
	iv	Number of Borrowers			130,631		129,424
	v	Prime Loans Outstanding — Monthly Reset			$749,515,686.64		$758,087,103.04
	vi	Prime Loans Outstanding — Quarterly/Annual Reset			$727,940,048.84		$728,393,811.49
	vii	T-bill Loans Outstanding			$41,903,738.86		$41,086,973.49
	viii	Fixed Loans Outstanding			$335,145.34		$493,289.76

						% of		% of
B	Notes		Cusips	Spread	Balance 9/15/05	O/S Securities*	Balance 12/15/05	O/S Securities*
	i	A-1 Notes	78443CBS2	0.040%	$440,719,346.02	26.865%	$440,719,346.02	26.865%
	ii	A-2 Notes	78443CBT0	0.140%	464,000,000.00	28.284%	464,000,000.00	28.284%
	iii	A-3 Notes	78443CBU7	0.200%	370,000,000.00	22.554%	370,000,000.00	22.554%
	iv	A-4 Notes	78443CBV5	0.310%	237,215,000.00	14.460%	237,215,000.00	14.460%
	v	B Notes	78443CBW3	0.280%	53,920,000.00	3.287%	53,920,000.00	3.287%
	vi	C Notes	78443CBX1	0.590%	74,659,000.00	4.551%	74,659,000.00	4.551%

	vii	Total Notes			$1,640,513,346.02	100.000%	$1,640,513,346.02	100.000%

C					09/15/2005		12/15/2005
	i	Specified Reserve Account Balance ($)			$3,762,659.00		$3,762,659.00
	ii	Reserve Account Balance ($)			$3,762,659.00		$3,762,659.00
	iii	Cash Capitalization Acct Balance ($)			$154,000,000.00		$154,000,000.00

	iv	Initial Asset Balance			$1,659,063,683.00		$1,659,063,683.00
	v	Specified Overcollateralization Amount			$33,181,273.66		$33,181,273.66
	vi	Actual Overcollateralization Amount			$33,181,273.66		$41,547,831.76

	vii	Has the Stepdown Date Occurred? **			No		No

	General Trust Information
	i	Indenture Trustee	JPMorgan Chase Bank		iii Servicer		Sallie Mae, Inc.
	ii	Administrator	Sallie Mae, Inc.		iv Swap Counterparty		Morgan Stanley Capital Services

		Initial Pool Balance	$1,511,494,302.12

*	Percentages may not total 100% due to rounding
**	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and June 15, 2010. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

II. 2005-A Transactions from: 09/01/2005 through: 11/30/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$15,572,732.78
	ii	Purchases by Servicer (Delinquencies >180)	897,401.15
	iii	Other Servicer Reimbursements	0.42
	iv	Other Principal Reimbursements	349,440.38

	v	Total Principal Collections	$16,819,574.73

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(18,948,239.84)
	iii	Capitalized Insurance Fee	(2,839,492.81)
	iv	Other Adjustments	8,214.93

	v	Total Non-Cash Principal Activity	$(21,779,517.72)

C	Total Student Loan Principal Activity		$(4,959,942.99)

D	Student Loan Interest Activity
	i	Interest Payments Received	$6,470,322.64
	ii	Purchases by Servicer (Delinquencies >180)	51,330.03
	iii	Other Servicer Reimbursements	0.00
	iv	Other Interest Reimbursements	23,380.56
	v	Late Fees	77,571.93
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$6,622,605.16

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	18,948,239.84
	iii	Other Interest Adjustments	94.13

	iv	Total Non-Cash Interest Adjustments	$18,948,333.97

F	Total Student Loan Interest Activity		$25,570,939.13

III. 2005-A Collection Account Activity 09/01/2005 through 11/30/2005

A	Principal Collections
	i	Principal Payments Received	$14,912,122.86
	ii	Consolidation Principal Payments	660,609.92
	iii	Purchases by Servicer (Delinquencies >180)	897,401.15
	iv	Reimbursements by Seller	566.76
	v	Reimbursements by Servicer	0.42
	vi	Other Re-purchased Principal	348,873.62

	vii	Total Principal Collections	$16,819,574.73

B	Interest Collections
	i	Interest Payments Received	$6,445,536.52
	ii	Consolidation Interest Payments	24,786.12
	iii	Purchases by Servicer (Delinquencies >180)	51,330.03
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.00
	vi	Other Re-purchased Interest	23,380.56
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	77,571.93

	ix	Total Interest Collections	$6,622,605.16

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$(494,383.36)

F	Investment Income		$1,567,650.55

G	Borrower Incentive Reimbursements		$20,693.99

H	Gross Swap Receipt (Monthly Reset), Morgan Stanley Capital Services		$7,332,137.20

I	Gross Swap Receipt (Quarterly Reset), Morgan Stanley Capital Services		$7,121,073.53

J	Other Deposits		$174,096.74

	TOTAL FUNDS RECEIVED		$39,163,448.54

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,679,323.68)

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$37,484,124.86

K	Amount Released from Cash Capitalizaton Account		$0.00

L	AVAILABLE FUNDS		$37,484,124.86

M	Servicing Fees Due for Current Period		$837,393.45

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$857,393.45

IV. 2005-A Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool	08/31/2005	11/30/2005

		September 15, 2004 to June 15, 2009	15%	$226,724,145.32	$226,724,145.32
		September 15, 2009 to June 15, 2012	18%
		September 16, 2012 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes	Yes

B	i	Recoveries on Realized Losses This Collection Period
	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$350,900.87	$1,248,302.02
	iii	Cumulative Interest Purchases by Servicer		13,502.25	64,832.28

	iv	Total Gross Defaults:		$364,403.12	$1,313,134.30

V. 2005-A Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005
INTERIM:
In School	7.854%	8.302%	82,612	77,986	51.503%	49.080%	$749,329,138.97	$702,670,897.23	52.027%	48.620%
Grace	8.127%	8.871%	32,325	15,928	20.153%	10.024%	307,626,635.91	161,699,534.18	21.359%	11.189%
Deferment	7.478%	8.279%	2,907	5,309	1.812%	3.341%	23,231,718.54	42,240,140.64	1.613%	2.923%

TOTAL INTERIM	7.923%	8.402%	117,844	99,223	73.468%	62.445%	$1,080,187,493.42	$906,610,572.05	75.000%	62.732%
REPAYMENT
Active
Current	7.751%	8.290%	35,363	50,132	22.047%	31.550%	$290,352,911.49	$442,308,120.85	20.160%	30.605%
31-60 Days Delinquent	9.691%	10.706%	1,254	988	0.782%	0.622%	10,083,542.39	8,497,081.59	0.700%	0.588%
61-90 Days Delinquent	9.849%	11.491%	534	521	0.333%	0.328%	4,007,664.74	4,034,235.75	0.278%	0.279%
91-120 Days Delinquent	10.963%	11.711%	293	152	0.183%	0.096%	1,981,930.13	1,019,477.10	0.138%	0.071%
121-150 Days Delinquent	11.039%	10.574%	200	182	0.125%	0.115%	1,536,490.77	1,409,315.74	0.107%	0.098%
151-180 Days Delinquent	8.453%	10.693%	33	18	0.021%	0.011%	270,816.14	217,959.30	0.019%	0.015%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%
Forbearance	8.766%	9.458%	4,880	7,681	3.042%	4.834%	51,835,665.37	81,119,695.06	3.599%	5.613%

TOTAL REPAYMENT	8.007%	8.541%	42,557	59,674	26.532%	37.555%	$360,069,021.03	$538,605,885.39	25.000%	37.268%

GRAND TOTAL	7.944%	8.454%	160,401	158,897	100.000%	100.000%	$1,440,256,514.45	$1,445,216,457.44	100.000%	100.000%

*	Percentages may not total 100% due to rounding

VI. 2005-A Portfolio Characteristics by Loan Program

LOAN PROGRAM	WAC	# Loans	$ Amount	%

- Signature Loans	8.629%	143,384	$1,252,940,372.79	86.696%
- Law Loans	7.982%	7,785	85,083,466.30	5.887%
- Med Loans	6.847%	4,411	43,686,227.24	3.023%
- MBA Loans	6.687%	3,317	63,506,391.11	4.394%

- Total	8.454%	158,897	$1,445,216,457.44	100.000%

*	Percentages may not total 100% due to rounding

VII. 2005-A Interest Rate Swap Calculations

A	Swap Payments			Morgan Stanley Capital Services
				Monthly Reset
	i	Notional Swap Amount		$749,515,686.64
		- Aggregate Prime Loans Outstanding

	Counterparty Pays:
	ii	3 Month LIBOR		3.87000%
	iii	Gross Swap Receipt Due Trust		$7,332,137.20
	iv	Days in Period	09/15/2005-12/15/2005	91

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ)		6.66758%
	vi	Less: Spread		2.72000%

	vii	Net Payable Rate		3.94758%
	viii	Gross Swap Payment Due Counterparty		$7,376,667.27
	ix	Days in Period	09/15/2005-12/15/2005	91
				Morgan Stanley Capital Services
				Quarterly Reset
	i	Notional Swap Amount		$727,940,048.84
		- Aggregate Prime Loans Outstanding

	Counterparty Pays:
	ii	3 Month LIBOR		3.87000%
	iii	Gross Swap Receipt Due Trust		$7,121,073.53
	iv	Days in Period	09/15/2005-12/15/2005	91

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ)		6.50000%
	vi	Less: Spread		2.70000%

	vii	Net Payable Rate		3.80000%
	viii	Gross Swap Payment Due Counterparty		$6,896,484.08
	ix	Days in Period	09/15/2005-12/15/2005	91

VIII. 2005-A Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.009883611	9/15/05-12/15/05	3.91000%
B	Class A-2 Interest Rate	0.010136389	9/15/05-12/15/05	4.01000%
C	Class A-3 Interest Rate	0.010288056	9/15/05-12/15/05	4.07000%
D	Class A-4 Interest Rate	0.010566111	9/15/05-12/15/05	4.18000%
E	Class B Interest Rate	0.010490278	9/15/05-12/15/05	4.15000%
F	Class C Interest Rate	0.011273889	9/15/05-12/15/05	4.46000%

IX. 2005-A Inputs From Prior Period 08/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$1,440,256,514.45
	ii	Interest To Be Capitalized		79,438,105.23

	iii	Total Pool		$1,519,694,619.68
	iv	Cash Capitalization Account (CI)		154,000,000.00

	v	Asset Balance		$1,673,694,619.68

B	Total Note and Certificate Factor			0.993772297
C	Total Note Balance			$1,640,513,346.02

D	Note Balance 09/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i	Current Factor	0.977204758	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$440,719,346.02	$464,000,000.00	$370,000,000.00	$237,215,000.00	$53,920,000.00	$74,659,000.00

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
F	Unpaid Administration fees from Prior Quarter(s)			$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

X. 2005-A Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	9/15/05	$1,511,934,346	$1,565,854,346	$1,640,513,346
Asset Balance	8/31/05	$1,673,694,620	$1,673,694,620	$1,673,694,620

Pool Balance	11/30/05	$1,528,061,178	$1,528,061,178	$1,528,061,178
Amounts on Deposit*	12/15/05	160,981,376	160,415,741	159,574,043
Total		$1,689,042,554	$1,688,476,918	$1,687,635,221

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$161,760,273.66
Specified Class A Enhancement		$252,309,176.67	The greater of 15.0% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$107,840,273.66
Specified Class B Enhancement		$170,308,694.25	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$33,181,273.66
Specified Class C Enhancement		$50,461,835.33	The greater of 3.0% of the Asset Balance or the Specified Overcollateralization Amount

*  Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through E for the Class A; Items B through G for the Class B; and Items B through I for the Class C

XI. 2005-A Cash Capitalization Account Triggers

		Cash Capitalization Account Balance as of Collection End Date	11/30/2005	$154,000,000.00
		Less: Excess of Trust fees & Note interest due over Available Funds	12/15/2005	$0.00

		Cash Capitalization Account Balance (CI) *		$154,000,000.00

A	i	5.50% of initial Asset Balance		$91,248,502.57
	ii	Excess, CI over 5.50% of initial Asset Balance		$62,751,497.44
	iii	Release A(ii) excess to Collection Account? **	12/15/2005	DO NOT RELEASE

B	i	3.50% of initial Asset Balance		$58,067,228.91
	ii	Excess, CI over 3.50% of initial Asset Balance		$95,932,771.09
	iii	Release B(ii) excess to Collection Account? **	12/15/2005	DO NOT RELEASE

C	i	1.50% of initial Asset Balance		$24,885,955.25
	ii	Excess, CI over 1.50% of initial Asset Balance		$129,114,044.75
	iii	Release C(ii) excess to Collection Account? **	12/15/2005	DO NOT RELEASE

		Release from Cash Capitalization Account (R) *	12/15/2005	$0.00

  * as defined under “Asset Balance” on page S-69 of the prospectus supplement

** determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-49 of the prospectus supplement

XII. 2005-A Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	09/15/2005	$1,511,934,346.02
	iii	Asset Balance	11/30/2005	$1,682,061,177.78

	iv	First Priority Principal Distribution Amount	12/15/2005	$—
				—
	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	09/15/2005	$1,565,854,346.02
	vii	Asset Balance	11/30/2005	$1,682,061,177.78
	viii	First Priority Principal Distribution Amount	12/15/2005	$—

	ix	Second Priority Principal Distribution Amount	12/15/2005	$—
				—
	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	09/15/2005	$1,640,513,346.02
	xii	Asset Balance	11/30/2005	$1,682,061,177.78
	xiii	First Priority Principal Distribution Amount	12/15/2005	$—
	xiv	Second Priority Principal Distribution Amount	12/15/2005	$—

	xv	Third Priority Principal Distribution Amount	12/15/2005	$—
				—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	09/15/2005	$1,640,513,346.02

	ii	Asset Balance	11/30/2005	$1,682,061,177.78
	iii	Specified Overcollateralization Amount	12/15/2005	$33,181,273.66
	iv	First Priority Principal Distribution Amount	12/15/2005	$—
	v	Second Priority Principal Distribution Amount	12/15/2005	$—
	vi	Third Priority Principal Distribution Amount	12/15/2005	$—
	vii	Regular Principal Distribution Amount		$—

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class A Notes Outstanding	09/15/2005	$1,511,934,346.02
	iii	Asset Balance	11/30/2005	$1,682,061,177.78
	iv	85% of Asset Balance	11/30/2005	$1,429,752,001.11
	v	Specified Overcollateralization Amount	12/15/2005	$33,181,273.66
	vi	Lesser of (iii) and (ii - iv)		$1,429,752,001.11
	vii	Class A Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
	viii	Class A Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—
	ix	Actual Principal Distribution Amount paid		$—
	x	Shortfall		$—

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class B Notes Outstanding	09/15/2005	$53,920,000.00
	iii	Asset Balance	11/30/2005	$1,682,061,177.78
	iv	89.875% of Asset Balance	11/30/2005	$1,511,752,483.53
	v	Specified Overcollateralization Amount	12/15/2005	$33,181,273.66
	vi	Lesser of (iii) and (ii - iv)		$1,511,752,483.53
	vii	Class B Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
	viii	Class B Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class C Notes Outstanding	09/15/2005	$74,659,000.00
	iii	Asset Balance	11/30/2005	$1,682,061,177.78
	iv	97% of Asset Balance	11/30/2005	$1,631,599,342.45
	v	Specified Overcollateralization Amount	12/15/2005	$33,181,273.66
	vi	Lesser of (iii) and (ii - iv)		$1,631,599,342.45
	vii	Class C Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
	viii	Class C Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

XIII. 2005-A Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Sections III-L)		$37,484,124.86	$37,484,124.86

B	Primary Servicing Fees-Current Month plus any Unpaid		$837,393.45	$36,646,731.41

C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$36,626,731.41

D	i	Gross Swap Payment due (Monthly Reset)	$7,376,667.27	$29,250,064.14
	ii	Gross Swap Payment due (Quarterly Reset)	$6,896,484.08	$22,353,580.06

E	i	Class A-1 Noteholders' Interest Distribution Amount due 12/15/2005	$4,355,898.63	$17,997,681.43
	ii	Class A-2 Noteholders’ Interest Distribution Amount due 12/15/2005	$4,703,284.44	$13,294,396.99
	iii	Class A-3 Noteholders’ Interest Distribution Amount due 12/15/2005	$3,806,580.56	$9,487,816.43
	iv	Class A-4 Noteholders' Interest Distribution Amount due 12/15/2005	$2,506,440.05	$6,981,376.38
	v	Swap Termination Fees due 12/15/2005	$0.00	$6,981,376.38

F	First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$6,981,376.38

G	Class B Noteholders’ Interest Distribuition Amount due 12/15/2005		$565,635.78	$6,415,740.60

H	Second Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$6,415,740.60

I	Class C Noteholders’ Interest Distribuition Amount		$841,697.27	$5,574,043.33

J	Third Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$5,574,043.33

K	Increase to the Specified Reserve Account Balance		$0.00	$5,574,043.33

L	Regular Principal Distribution Amount — Principal Distribution Account		$0.00	$5,574,043.33

M	Carryover Servicing Fees		$0.00	$5,574,043.33

N	Swap Termination Payments		$0.00	$5,574,043.33

O	Additional Principal Distribution Amount — Principal Distribution Account		$0.00	$5,574,043.33

P	Remaining Funds to the Certificateholders		$5,574,043.33	$0.00

XIV. 2005-A Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Account		$0.00	$0.00

B	i	Class A-1 Principal Distribution Amount Paid	$0.00	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Principal Distribution Amount Paid		$0.00	$0.00

F	Remaining Class B Principal Distribution Amount Paid		$0.00	$0.00

G	i	Remaining Class A-1 Principal Distribution Amount Paid	$0.00	$0.00
	ii	Remaining Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Remaining Class A-3 Principal Distribution Amount Paid	$0.00	$0.00
	iv	Remaining Class A-4 Principal Distribution Amount Paid	$0.00	$0.00

\

XV. 2005-A Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due			$4,355,898.63	$4,703,284.44	$3,806,580.56	$2,506,440.05	$565,635.78	$841,697.27
	ii	Quarterly Interest Paid			4,355,898.63	4,703,284.44	3,806,580.56	2,506,440.05	565,635.78	841,697.27

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$4,355,898.63	$4,703,284.44	$3,806,580.56	$2,506,440.05	$565,635.78	$841,697.27

B	Note Balances			09/15/2005	Paydown Factors	12/15/2005
	i	A-1 Note Balance	78443CBS2	$440,719,346.02		$440,719,346.02
		A-1 Note Pool Factor		0.977204758	0.000000000	0.977204758

	ii	A-2 Note Balance	78443CBT0	$464,000,000.00		$464,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78443CBU7	$370,000,000.00		$370,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78443CBV5	$237,215,000.00		$237,215,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	B Note Balance	78443CBW3	$53,920,000.00		$53,920,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	C Note Balance	78443CBX1	$74,659,000.00		$74,659,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVI. 2005-A Historical Pool Information

			9/1/05-11/30/05	6/1/05-8/31/05	4/28/05-5/31/05

Beginning Student Loan Portfolio Balance			$1,440,256,514.45	$1,446,800,118.86	$1,449,929,873.09

	Student Loan Principal Activity
	i	Principal Payments Received	$15,572,732.78	$17,066,391.36	$5,483,801.00
	ii	Purchases by Servicer (Delinquencies >180)	897,401.15	260,742.48	90,158.39
	iii	Other Servicer Reimbursements	0.42	6,479.19	147.45
	iv	Seller Reimbursements	349,440.38	74,095.26	30,600.47

	v	Total Principal Collections	$16,819,574.73	$17,407,708.29	$5,604,707.31
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00
	ii	Capitalized Interest	(18,948,239.84)	(9,624,324.64)	(2,382,375.82)
	iii	Capitalized Insurance Fee	($2,839,492.81)	($1,241,091.04)	($92,864.83)
	iv	Other Adjustments	8,214.93	1,311.80	287.57

	v	Total Non-Cash Principal Activity	$(21,779,517.72)	$(10,864,103.88)	$(2,474,953.08)

(-)	Total Student Loan Principal Activity		$(4,959,942.99)	$6,543,604.41	$3,129,754.23

	Student Loan Interest Activity
	i	Interest Payments Received	$6,470,322.64	$5,538,420.43	$1,570,837.10
	ii	Repurchases by Servicer (Delinquencies >180)	51,330.03	10,905.37	2,596.88
	iii	Other Servicer Reimbursements	0.00	88.02	1.94
	iv	Seller Reimbursements	23,380.56	3,548.00	3,482.11
	v	Late Fees	77,571.93	72,763.72	18,378.00
	vi	Collection Fees	0.00	0.00	0.00

	viii	Total Interest Collections	$6,622,605.16	$5,625,725.54	$1,595,296.03

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00
	ii	Capitalized Interest	18,948,239.84	9,624,324.64	2,382,375.82
	iii	Other Interest Adjustments	94.13	(131.90)	20.83

	iv	Total Non-Cash Interest Adjustments	$18,948,333.97	$9,624,192.74	$2,382,396.65

	v	Total Student Loan Interest Activity	$25,570,939.13	$15,249,918.28	$3,977,692.68

(=)	Ending Student Loan Portfolio Balance		$1,445,216,457.44	$1,440,256,514.45	$1,446,800,118.86
(+)	Interest to be Capitalized		$82,844,720.34	$79,438,105.23	$67,298,797.67

(=)	TOTAL POOL		$1,528,061,177.78	$1,519,694,619.68	$1,514,098,916.53

(+)	Cash Capitalization Account Balance (CI)		$154,000,000.00	$154,000,000.00	$154,000,000.00

(=)	Asset Balance		$1,682,061,177.78	$1,673,694,619.68	$1,668,098,916.53

XVII. 2005-A Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR*

Jun-05	$1,514,098,917	2.18%

Sep-05	$1,519,694,620	2.81%

Dec-05	$1,528,061,178	2.69%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.